EXHIBIT 32

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,

United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), Robert A. Peiser, President and Chief Executive Officer, and Darrell D. Swank, Senior Vice President and Chief Financial Officer, of Imperial Sugar Company, a Texas corporation (the “Company”), each hereby certifies that, to the best of his knowledge:

(1)	the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 15, 2003

/s/ ROBERT A. PEISER

Robert A. Peiser President and Chief Executive Officer

/s/ DARRELL D. SWANK

Darrell D. Swank Senior Vice President and Chief Financial Officer